UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

ACCEL ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2020

Dear Accel Entertainment Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Accel Entertainment, Inc., which will be held at 300 South Frontage Road, Burr Ridge, Illinois, 60527, on Wednesday, May 6, 2020, at 5:00 p.m. Central Time. We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the stockholder meeting in a different location or solely by means of remote communication (i.e., a virtual-only stockholder meeting). We plan to announce any such updates through a press release and on our website (www.accelentertainment.com), and we encourage you to check this website prior to the meeting if you plan to attend. To the extent we ultimately hold a virtual stockholder meeting, it will be accessible on the following website: www.virtualshareholdermeeting.com/ACEL2020. It is important that you retain a copy of the control number found on the proxy card and voting instruction form, as such number will be required in order for stockholders to gain access to any meeting held solely by means of remote communication.

At the Annual Meeting, we will ask you to elect two members of our board of directors and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

We have elected to provide access to the proxy materials over the internet, other than to those stockholders who requested a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the Proxy Statement.

On behalf of the board of directors, we would like to thank you for your continued interest and investment in Accel Entertainment, Inc.

Sincerely,

/s/ Andrew Rubenstein

Andrew Rubenstein

President and Chief Executive Officer

ACCEL ENTERTAINMENT, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, May 6, 2020 at 5:00 p.m. Central Time.

Place:	300 South Frontage Road, Burr Ridge, Illinois, 60527

Items of Business:	(1) To elect two Class I directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified.

(2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

(3) To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our common stock as of the close of business on March 17, 2020 will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:	Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

/s/ Derek Harmer

Derek Harmer

General Counsel and Chief Compliance Officer

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about March 27, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be held on May 6, 2020.

This proxy statement and our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com and at www.accelentertainment.com on the “Investor Relations” page.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Wednesday, May 6, 2020
Time:	5:00 p.m., Central Time
Location:	300 South Frontage Road, Burr Ridge, Illinois, 60527
Record Date:	Tuesday, March 17, 2020
Voting:	Stockholders as of the record date are entitled to vote. Each share of Class A-1 common stock is entitled to one vote.

Proposals and Voting Recommendations

	Board Recommendation	Page
Election of Directors
Andrew Rubenstein	For	14
Karl Peterson	For	14
Ratification of our independent registered public accounting firm	For	23

Voting Methods

You can vote in one of four ways:

Visit www.proxyvote.com to vote VIA THE INTERNET

Call 1-800-690-6903 to vote BY TELEPHONE

Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL

Attend the meeting to vote IN PERSON

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 5, 2020. Stockholders may revoke their proxies at the times and in the manners described on page 3 of this proxy statement.

If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

ii

ACCEL ENTERTAINMENT, INC.

300 South Frontage Road, Burr Ridge, Illinois, 60527

2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy are solicited on behalf of Accel Entertainment, Inc., a Delaware corporation, by our board of directors for use at the 2020 Annual Meeting of Stockholders (referred to as the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held at 300 South Frontage Road, Burr Ridge, Illinois, 60527, on Wednesday, May 6, 2020, at 5:00 p.m. Central Time. We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the stockholder meeting in a different location or solely by means of remote communication (i.e., a virtual-only stockholder meeting). We plan to announce any such updates through a press release and on our website (www.accelentertainment.com), and we encourage you to check this website prior to the meeting if you plan to attend. To the extent we ultimately hold a virtual stockholder meeting, it will be accessible on the following website: www.virtualshareholdermeeting.com/ACEL2020. It is important that you retain a copy of the control number found on the proxy card, and voting instruction form, as such number will be required in order for stockholders to gain access to any meeting held solely by means of remote communication.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2019 Annual Report to our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2019 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials are being first released on or about March 27, 2020 to all stockholders entitled to vote at the meeting.

Record Date

Stockholders of record at the close of business on March 17, 2020, which we have set as the record date, are entitled to notice of and to vote at the meeting.

Number of Outstanding Shares

On the record date, there were 78,230,060 outstanding shares of our Class A-1 common stock, par value $0.0001 per share.

Requirements for a Quorum

The holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of Class A-1 common stock held on all matters to be voted on at the meeting.

Votes Required for Each Proposal

Assuming that a quorum is present, directors shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Therefore, the two nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.

The proposal to ratify KPMG LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2020 shall be decided by the affirmative vote of a majority of votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.

Our Board’s Recommendation for Each Proposal

Our board of directors recommends that you vote your shares:

•	“FOR” each of the two Class I director nominees; and

•	“FOR” the ratification of KPMG LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2020.

Voting Instructions

You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.proxyvote.com; call 1-800-690-6903 to vote by telephone; or sign, date and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.

If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “for” the election of each of the two Class I nominees for director set forth in this proxy statement, (2) “for” the proposal to ratify the appointment of KPMG LLP, as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2020, and (3) as the persons specified in the proxy deem advisable in their discretion on such other matters as may come before the meeting. As of the date of this proxy statement, we have received no notice of any such other matters.

If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your in-person vote will supersede any vote previously cast.

Broker Non-Votes and Abstentions

If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

The election of directors (“Proposal 1”) is a matter considered non-routine under applicable rules. Therefore, a broker, bank, or other nominee cannot vote without your instructions on Proposal 1; as a result, there may be broker non-votes on Proposal 1. For your vote to be counted in the above proposal, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting using the voting instruction form provided by your broker, bank, or other nominee.

The ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Proposal 2”) is a matter considered routine under applicable rules. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

Each broker non-vote and abstention is counted for determining the presence of a quorum. The election of directors requires a plurality of votes cast. Neither broker non-votes nor any abstention in the election of directors will have any effect thereon. With respect to the proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2020, because they represent shares present and entitled to vote that are not voted in favor of a proposal, abstentions have the same effect as votes “against” such proposal.

Revoking Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via internet, telephone or mail) bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Mathew Ellis of the Company has been selected to serve as the election inspector. Votes cast by proxy or in person at the meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.

Voting Results

The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Costs of Solicitation of Proxies

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.

Householding

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, please notify us by sending a written request to our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527. Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, www.accelentertainment.com under the “Investor Relations” page, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on March 16, 2020. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our General Counsel and Chief Compliance Officer at our executive offices set forth in this proxy statement.

This proxy statement and our 2019 Annual Report to Stockholders are also available at: http://www.proxyvote.com.

All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

The Class A-1 common stock of the Company is listed on the New York Stock Exchange (the “NYSE”), and reports and other information on the Company can be reviewed at the office of the NYSE.

Information Deemed Not Filed

Our 2019 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Information

We were originally incorporated in the Cayman Islands on February 14, 2017 as TPG Pace Holdings Corp. (“Pace”), as a special purpose acquisition company (“SPAC”), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On June 30, 2017, Pace consummated its initial public offering (the “IPO”), following which its shares began trading on the NYSE. On November 20, 2019 (the “Closing Date”), in a

transaction referred to as the “Business Combination,” Pace combined with Accel and re-domesticated as a Delaware corporation.

In connection with the closing of the Business Combination, the (“Closing”) Pace changed its name to “Accel Entertainment, Inc.” and its trading symbols on the NYSE from “TPGH,” and “TPGH.WS,” to “ACEL” and “ACEL.WS”, respectively.

As used in this proxy statement, unless the context otherwise requires, “Pace” refers to the registrant prior to the Closing, and “we,” “us,” “our,” “Accel,” and the “Company” refer to the registrant and, where appropriate its subsidiaries following the Closing.

CORPORATE GOVERNANCE

Our Board

Our business and affairs are overseen by our board of directors, which currently consists of seven members. Set forth below is biographical information for each of our current directors.

Name	Age	Titles	Director Since
Andrew Rubenstein	51	Chief Executive Officer, President and Director	2010
Karl Peterson [2,3,4]	49	Chairman and Director	2019
Gordon Rubenstein	48	Vice Chairman and Director	2010
Kathleen Philips [1,2,3]	53	Director	2019
David W. Ruttenberg [1,3,4]	78	Director	2010
Eden Godsoe [1,2,4]	50	Director	2019
Kenneth B. Rotman	53	Director	2019

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and governance committee
(4)	Member of the compliance committee

Andrew Rubenstein has served as Accel’s Chief Executive Officer, Chairman (prior to the Business Combination) and a director since January 2010. Mr. Andrew Rubenstein is also a Manager of Accel Entertainment Gaming, LLC, a subsidiary of Accel and a regulated gaming entity in the state of Illinois (“Accel Gaming”). In 2009, Mr. Andrew Rubenstein founded Accel and served as founding chairman of the Accel Board (as defined in “Certain Relationships and Related Transactions”). Prior to serving as Accel’s founding chairman, Mr. Andrew Rubenstein was a co-owner and an executive of Seven, LLC and was an owner and operator of the largest liquor store chain in central Illinois by revenue, Super Liquors, Inc. Mr. Andrew Rubenstein is a graduate of Brandeis University where he earned a Bachelor of Arts degree, with honors, in Economics and Master of Arts degree in International Finance and Economics. We believe that Mr. Andrew Rubenstein’s prior experience as Accel’s founder and CEO makes him well qualified to serve as a member of our Board.

Karl Peterson is a Senior Partner of TPG and Managing Partner of TPG Pace Group, the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson served as a director, President and Chief Executive Officer of Pace from February of 2017 through the consummation of the Business Combination. Previously, he served as a director, President and Chief Executive Officer of Pace Holdings Corp. from its inception in 2015 through its business combination with Playa Hotels & Resorts B.V. in March of 2017.

From 2010 through 2016, Mr. Peterson was Managing Partner of TPG Europe LLP. Since rejoining TPG in 2004, Mr. Peterson has led investments for TPG in technology, media, financial services, and travel sectors. Prior to 2004, he was a co-founder and the president and chief executive officer of Hotwire.com and served as the company’s President and Chief Executive Officer. He led the business from its inception through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman Sachs & Co. LLC. Mr. Peterson is currently a director of Sabre Corporation and Playa Hotels & Resorts B.V.

Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration Degree with High Honors. Mr. Peterson is well-qualified to serve as a director because of his significant directorship experience, his broad experience in the technology, media, financial services and travel sectors and his previous role as a director of Pace Holdings Corp.

Gordon Rubenstein is Co-Founder and Vice-Chairman of Accel and the Co-Manager of Accel Entertainment Gaming, LLC. Additionally, he is Managing Partner of Raine Ventures where he leads the Raine Group’s venture capital platform. Prior to joining Raine in 2013, Mr. G. Rubenstein founded and managed Pacific Partners, an operationally-focused venture capital partnership with backing from George Soros, Sam Zell, leading technology executives and entrepreneurs as well as partners from KKR, Silver Lake and Freeman Spogli. In addition, Mr. G. Rubenstein co-founded Astro Gaming (acquired by Skullcandy (Nasdaq: SKUL)), and Rave Digital Media (acquired by AMC Entertainment). Currently, Mr. G. Rubenstein serves on the boards of directors of Tastemade Inc., Happn and TVTime. Additionally, Mr. G. Rubenstein served on the board of directors of Cheddar until stepping down after its sale to Altice (ATUS). In addition, he is an observer to several other Raine Venture partner company boards. Mr. G. Rubenstein has an A.B. from the University of Michigan. He serves on the San Francisco Education Fund Leadership Counsel and lives in San Francisco with his wife and three children. We believe that Mr. Gordon Rubenstein’s experience as the Managing Partner of Raine Ventures and experience with high growth companies, as well as his experience as a co-founder of Accel make him well qualified to serve as a member of our Board.

Kathleen Philips served as a director of Pace from June 2017 through the consummation of the Business Combination. Ms. Philips has served as an advisor at Zillow Group, Inc. since January 2019. During her tenure with Zillow Group, Ms. Philips has held many leadership positions, including chief legal officer from September 2014 until December 2018, secretary from July 2010 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Prior to joining Zillow Group, Ms. Philips served as general counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as general counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as general counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as general counsel at Hotwire, Inc. from 2001 to 2004 and as its corporate counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago. Ms. Philips is well-qualified to serve as a director because of her senior management experience at a growth-oriented, publicly-traded company.

David W. Ruttenberg has served as Accel’s director since 2010, and served as Chairman of the compensation committee of the Accel Board until the consummation of the Business Combination. Mr. Ruttenberg founded and served as Chairman of Belgravia Group Limited, a real estate development company, since 2014. In addition, Mr. Ruttenberg is the founder and President of Lakewest, Inc. (a real estate investment company), President of Lakeden Ltd. (a real estate investment company), Partner of Lakewest Venture Partners (a venture investment company), Ruttenberg, Gilmartin and Reis LLC (law firm) and President of David C. & Sarajean Ruttenberg Arts Foundation (a private operating foundation). Mr. Ruttenberg received his Bachelor of Science degree in Economics from Cornell University and his Juris Doctor degree from Northwestern School of Law. We believe that Mr. Ruttenberg’s business expertise, financial acumen and business industry contacts make him well qualified to serve as a member of our Board.

Eden Godsoe is currently the Vice President of Operations at Zeus Living. In this role, Ms. Godsoe manages all aspects of operations including customer experience, field operations and supply chain. Prior to joining Zeus Living, Ms. Godsoe served as Vice President of Strategy and Market Effectiveness at Sunrun where she was responsible for setting the corporate strategy and operating plan as well as implementing growth and margin initiatives. Prior to Sunrun, Ms. Godsoe was the Founder and CEO of two startups—FaveRave, an employee engagement and workforce insights platform, and SkinnyScoop, a consumer polling and social curation platform. Earlier in her career, Ms. Godsoe was the Director of Sales, Marketing and Customer Service at Comcast and Director of Product Management and Marketing at Covad Communications. Ms. Godsoe began her career as an M&A financial analyst at Morgan Stanley. Ms. Godsoe holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics and Philosophy from the University of Western Ontario. She currently serves on the board of SMART, a San Francisco non-profit, and has previously served on the board of the Stanford

Business School Fund. We believe that Ms. Godsoe’s extensive operational experience and business expertise make her well qualified to serve as a member of our Board.

Kenneth B. Rotman is the Chief Executive Officer and Managing Director of Clairvest Group Inc., a publicly-traded Toronto-based private equity firm (Toronto Stock Exchange: CVG). He has more than 25 years of experience as a private equity investor. Prior to joining Clairvest in October 1993, Mr. Rotman spent just under three years at E. M. Warburg, Pincus & Co. where Mr. Rotman principally focused on media, communications and manufacturing transactions in North America and the United Kingdom. In addition to serving on the board of directors of Clairvest, he has participated on the boards of numerous public and private companies, including: Also Energy, MAG Aerospace, Discovery Air, Top Aces, Light Tower Rental, PEER 1 Network Enterprises, Hudson Valley Waste, Shepell•fgi, Sparkling Spring Water and Winters Brothers Waste Systems. Mr. Rotman also serves on the board of directors of numerous charitable organizations. He earned a B.A. from Tufts University in 1988, a M.Sc. from the London School of Economics in 1989 and a M.B.A. from New York University Stern School of Business in 1991. We believe that Mr. Rotman’s experience with Clairvest Group Inc., and extensive experience as a private equity investor make him well qualified to serve as a member of our Board.

Board Structure

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified board of directors with staggered three-year terms, consisting of the three classes as follows:

Class	Director	Independent
Class I (term expires at 2020 annual meeting)	Andrew Rubenstein	No
	Karl Peterson	Yes

Class II (term expires at 2021 annual meeting)	Gordon Rubenstein	No
	David W. Ruttenberg	Yes

Class III (term expires at 2022 annual meeting)	Eden Godsoe	Yes
	Kathleen Philips	Yes
	Kenneth B. Rotman	Yes

Our board of directors has determined that Messrs. Ruttenberg, Rotman and Peterson and Mses. Godsoe and Philips each qualify as an “independent director,” as defined in the corporate governance rules of the NYSE.

Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.

Board Leadership Structure

Currently, our leadership structure separates the roles of Chairman of the Board and Chief Executive Officer, with Mr. Andrew Rubenstein serving as our Chief Executive Officer and Mr. Peterson serving as our Chairman of the Board. Our board believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. We believe this provides guidance for our board of directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders. As Chairman, Mr. Peterson, among other responsibilities, presides over regularly scheduled meetings of the board, serves as a liaison between the directors, and performs such additional duties as our board of directors may otherwise determine and delegate. By having Mr. Peterson serve as Chairman of the Board, Mr. Andrew Rubenstein is better able to focus his attention on running our Company. Additionally, Mr. Gordon Rubenstein serves as the Vice Chairman of the Board. His responsibilities as Vice Chairman include acting as a resource to other members of the Board in respect of industry practices, competitive landscape, regulatory issues, business opportunities and other matters, and leading Board meetings in conjunction with the Chairman of the Board, Mr. Peterson, or acting in such capacity in his absence.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our Audit Committee supports our board in discharging its oversight duties and addresses risks inherent in its area.

Hedging Policy

Our insider trading policy prohibits Accel employees, officers and directors from engaging in hedging or monetization transactions involving Accel securities, including, among other things, zero-cost collars and forward sale contracts or the contribution of Accel securities to exchange funds that could be interpreted as having the effect of hedging in Accel securities. Additionally, our insider trading policy prohibits Accel employees, officers and directors from engaging in transactions involving options or other derivative securities on Accel’s securities, such as puts and calls, whether on an exchange or in any other market, engaging in short sales of Accel’s securities, including short sales “against the box”, and using or pledging Accel securities as collateral in a margin account or as collateral for a loan.

Board Participation

Prior to the Business Combination, our board consisted of ten directors: Andrew Rubenstein, Gordon Rubenstein and David W. Ruttenberg each remained a director of the Company following the Business Combination. Our board of directors held four meetings and did not act through written consent in fiscal 2019 prior to the Business Combination. Following the Business Combination, our board of directors held no meetings in fiscal 2019 and did not act through written consent. During fiscal 2019, each of our directors attended at least a majority of the meetings of our board of directors and of the committees on which he or she serves or served.

Director Independence

NYSE listing standards require that a majority of the Company Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Company Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Ruttenberg, Rotman and Peterson and Mses. Godsoe and Philips have been determined by the Board to be independent pursuant to the NYSE listing rules.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors, officers and employees. Our code of business ethics and conduct is available on our website, at www.accelentertainment.com on the “Investor Relations” page. Any waiver for a director or an executive officer will be disclosed as required by applicable laws, rules and regulations.

Board Committees

Our board of directors has the authority to appoint committees to perform certain oversight and other functions as directed by the board. Our board of directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following:

•

selecting a firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements, evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of the Company’s internal controls and internal audit function:

•	reviewing proposed waivers of the global code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the board of directors);

•	reviewing material related party transactions or those that require disclosure;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee has the authority to retain advisors as the committee deems appropriate. Our Audit Committee is comprised of Ms. Philips, the chair of the committee, Ms. Godsoe and Mr. Ruttenberg. All members of our Audit Committee qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to audit committee membership. Ms. Philips is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Audit Committee has a written charter that sets forth our Audit Committee’s purpose and responsibilities.

Our Audit Committee held no meetings and did not act through written consent in fiscal 2019 prior to the Business Combination. Following the Business Combination, our Audit Committee held no meetings in fiscal 2019 and did not act through written consent.

Compensation Committee

Our Compensation Committee adopts, administers and reviews the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation Committee also oversees succession planning with respect to our management team. Pursuant to its written charter, the Compensation Committee may delegate its authority to subcommittees, may delegate to management the administration of the Company’s cash-based and equity-based compensation plans, and may delegate to the company’s Chief Executive Officer, in connection with other officers, the authority to approve cash awards or make grants of certain equity awards. Our Compensation Committee is also responsible for the duties set forth in its written charter, including:

•	reviewing and approving the compensation of the Company’s executive officers ;

•	evaluating the performance of the Company’s chief executive officer in light of the Company’s goals and objectives;

•	reviewing and recommending to the Company Board the compensation of the Company’s directors;

•	administering the Company’s cash and equity incentive plans;

•	reviewing and approving, or making recommendations to the Company Board with respect to, incentive compensation and equity plans; and

•	reviewing the Company’s overall compensation philosophy and policies.

Our Compensation Committee is comprised of Ms. Godsoe, the chair of the committee, Mr. Peterson and Ms. Philips. Mr. Peterson and Mses. Godsoe and Philips are independent directors according to the rules and regulations of the SEC and the NYSE with respect to compensation committee membership. Our Compensation Committee has a written charter that sets forth the Compensation Committee’s purpose and responsibilities.

Our Compensation Committee held one meeting prior to the Business Combination. Following the Business Combination, our Compensation Committee held one meeting in fiscal 2019 and acted through written consent one time.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our board of directors, identification, evaluation and nomination of director candidates and the structure and composition of committees of our board of directors. In addition, our nominating and corporate governance is responsible for:

•	identifying and recommending candidates for membership on the Company Board;

•	recommending directors to serve on board committees;

•	reviewing and recommending the Company’s corporate governance guidelines and policies;

•	reviewing senior management succession, including with respect to the chief executive officer;

•	evaluating, and overseeing the process of evaluating, the performance of the Company Board and individual directors; and

•	assisting the Company Board on corporate governance matters.

Our Nominating and Governance Committee has the authority to retain advisors as the committee deems appropriate. Our Nominating and Governance Committee is comprised of Mr. Peterson, the chair of the committee, Mr. Ruttenberg and Ms. Philips. Our Nominating and Governance Committee has a written charter that sets forth the committee’s purpose and responsibilities.

Our Nominating and Governance Committee was created following the Business Combination and did not meet during fiscal 2019.

Compliance Committee

Our Compliance Committee is responsible for:

•	ensuring compliance with gaming laws, regulations, policies applicable to the operations of the Company in all jurisdictions in which it conducts business;

•	providing appropriate reports to gaming authorities advising the authorities of the Company’s compliance efforts;

•	performing due diligence in respect of proposed transactions and associations; and

•	collecting information from gaming authorities to help the Company maintain and enhance its compliance with gaming laws and regulations.

Our Compliance Committee is comprised of Mr. Ruttenberg, the chair of the committee, Mr. Peterson and Ms. Godsoe. Our Compliance Committee has a written charter that sets forth the committee’s purpose and responsibilities.

Our Compliance Committee was created following the Business Combination and did not meet during fiscal 2019.

Identifying and Evaluating Director Candidates

Our Nominating and Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors. Stockholders wishing to recommend director candidates for consideration by the Nominating and Governance Committee may do so by writing to the General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

With the goal of developing an experienced and highly qualified board of directors, our Nominating and Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. Such factors include independence, integrity, diversity, age, skills, financial and other expertise, breadth of experience, knowledge about the Company’s business or industry and willingness and ability to devote adequate time and effort to Board responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board’s overall effectiveness and needs of the Board and its committees.

Board Diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the Nominating and Governance Committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our board of directors. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The Nominating and Governance Committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition.

Availability of Corporate Governance Information

Our board of directors has adopted charters for our Audit, Compensation, Nominating and Governance and Compliance Committees describing the authority and responsibilities delegated to the committee by our board of directors. Our board of directors has also adopted a code of ethics that applies to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. We post on our website, at www.accelentertainment.com on the “Investor Relations” page, the charters of our Audit, Compensation, Nominating and Governance and Compliance Committees and the code of business conduct and ethics referenced above. A copy of the code of ethics has been provided to each member of our management team. We intend to disclose any amendments to our code, or any waivers of its requirements, on our website to the extent required by applicable SEC or NYSE rules. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527.

Communications with our Board of Directors

Stockholders and other interested parties wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527. All such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Nominating and Governance Committee recommended, and the board of directors nominated:

•	Andrew Rubenstein

•	Karl Peterson

as nominees for election as Class I members of our board of directors. Mr. Peterson is presently a Class I director of our Company and Mr. Andrew Rubenstein is currently a Class I member of our board of directors and the President and Chief Executive Officer of our Company. Each nominee and has consented to serve a three-year term if elected, concluding at the 2023 annual meeting of stockholders. Biographical information about each of our directors, including Mr. Peterson and Mr. Andrew Rubenstein, is contained in the section above. At the Annual Meeting, two directors will be elected to our board of directors.

Required Vote

The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of these two nominees.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTOR COMPENSATION

In fiscal year 2019, non-employee directors received no other form of remuneration, perquisites or benefits, but were reimbursed for their expenses in attending meetings, including travel, and lodging expenses. Accordingly, Accel did not pay fees to directors for attendance at meetings of its board of directors or its committees in fiscal year 2019.

In connection with the Business Combination, on February 27, 2020 our board of directors approved a compensation policy for our non-employee directors. Under this policy, non-employee directors all receive an annual cash retainer of $60,000, payable quarterly, a restricted stock unit grant with a grant date value of $100,000 that vests annually and reimbursement of expenses relating to attendance at board and committee meetings. Members of our Audit Committee receive an additional annual cash retainer of $5,000 and the chairperson of our Audit Committee receives an additional cash retainer of $25,000. The chairperson of our Compensation Committee receives an additional cash retainer of $20,000. Members of our Nominating and Governance Committee receive an additional annual cash retainer of $5,000. Members of our Compliance Committee receive an additional annual cash retainer of $5,000 and the chairperson of our Compliance Committee receives an additional cash retainer of $15,000. The Company’s non-employee directors may elect to defer receipt of payment of their annual cash retainer and chair and committee member fees in the form of Company restricted stock units. Each non-employee director has chosen to do so in 2019

In recognition of the additional leadership responsibilities and substantial time requirements of the Vice Chairman role, in addition to his other compensation as a non-employee director, our board of directors also approved a grant to Gordon Rubenstein of 24,489 restricted stock units that vest annually in respect of his service as Vice Chairman for calendar year 2020.

In addition, on February 27, 2020, our board of directors approved the entry by the Company into an advisor agreement with Gordon Rubenstein, pursuant to which Gordon Rubenstein will serve as a strategic advisor to the Company and consult with and advise the Company’s senior management regarding, among other things, industry trends and opportunities, recruitment of executive leadership and other strategic aspects of the Company’s business, based on his particular industry knowledge and insight. As compensation for the services to be provided by Gordon Rubenstein pursuant to his advisor agreement, our board of directors approved a grant to Gordon Rubenstein of 90,000 stock options and 60,000 restricted stock units, which will vest over a 5-year period subject to Gordon Rubenstein’s continued service to the Company pursuant to the Advisor Agreement.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 17, 2020:

Name	Age	Titles	Officer Since
Andrew Rubenstein	50	Chief Executive Officer President	2010
Brian Carroll	56	Chief Financial Officer	2014
Derek Harmer	52	General Counsel and Chief Compliance Officer	2012
Mark Phelan	51	Chief Revenue Officer	2019
Michael Marino	40	Chief Commercial Officer	2020
Ryan Hammer	43	President, Gaming Operations	2020

Andrew Rubenstein’s biography is set forth under the heading “Our Board” above.

Brian Carroll has served as Accel’s Chief Financial Officer since 2014. Prior to joining Accel in 2014, Mr. Carroll was the Chief Executive Officer of Calumet Holdings International (a photographic and lighting retailer and manufacturer) consisting of 7 operating companies throughout the U.S, China and the balance throughout Europe. Prior to joining Calumet, Mr. Carroll served as Vice President of Finance for Chef Solutions Holdings- a food manufacturing subsidiary of Lufthansa Airlines which was then sold to the private equity arm of Jay Alix Partners (an American consulting firm best known for its work in the turnaround space). Prior to joining Chef Solutions, Mr. Carroll was the principal for LCK Consulting which provided complex financial and litigation-related consulting. Additionally, from 2002 to 2004 Mr. Carroll was appointed as Special Master mediating complex financial litigation for the United States District Court for the Southern District of Ohio. Mr. Carroll is a C.P.A., and holds a Bachelor of Business Administration degree in Finance from Loyola University Chicago, a Master of Business Administration degree from DePaul University and a Juris Doctor degree from University of Illinois-Chicago John Marshall Law School.

Derek Harmer has served as Accel’s General Counsel, Chief Compliance Officer and Secretary since 2012, and currently serves as Secretary of the Company. Mr. Harmer has served as Vice President and Secretary of the Illinois Gaming Machine Operators Association for the past four years. Prior to joining Accel in 2012, Mr. Harmer was the President of Stadium Technology Group, a software and systems company dedicated to creating race and sports book management systems for kiosk and mobile platforms. Prior to joining Stadium Technology Group, Mr. Harmer served as Senior Vice President of Progressive Gaming International Corporation where he oversaw a strategic business unit created to commercialize emerging gaming technologies. Prior to joining Progressive Gaming International Corporation, Mr. Harmer served in various management positions at WMS Gaming Inc. and as Deputy Attorney General in the state of Nevada, Gaming Division, where he was in house counsel to the Nevada Gaming Control Board and Nevada Gaming Commission. Mr. Harmer received his Bachelor of Arts degree in Criminal Justice from the University of Illinois-Chicago and his Juris Doctor degree from Drake University.

Mark Phelan has served as Accel’s Chief Revenue Officer since 2017. Prior to joining Accel in 2017, Mr. Phalen has worked as a Director of Research and Portfolio Manager at SFG Asset Advisors, an investment office. Prior to this experience, Mr. Phelan was the Chief Executive Officer of M22 Capital LLC, a Registered Investment Advisor that managed capital for high net worth individuals, from 2011 to 2013. He also served as a Managing Director of Piper Jaffray & Co., an investment banking platform, from 2004 to 2011. Prior to Piper Jaffray, Mr. Phelan served as the Head of Asian Derivatives Trading at DRW Trading Group. Mr. Phelan received his Bachelor of Arts in English Language and Literature/Letters from the University of Chicago, a Masters of Arts in International Relations and Affairs from the University of Chicago and a Master of Business Administration from the University of Chicago Booth School of Business.

Michael Marino has served as Accel’s Chief Commercial Officer since March 2020. Prior to joining Accel, Mr. Marino most recently served the last three years as Senior Vice President of Marketing and Chief Experience Officer where he managed the end-to-end customer journey including oversight of Caesars Rewards, the gaming industry’s leading loyalty program, partnerships, advertising, brand, digital and online hotel distribution. He also helped expand Caesars’ efforts in sports inclusive of marketing, partnerships and betting. Mr. Marino’s earlier roles at Caesars included oversight of marketing analytics, Vice President and Chief of Staff to the Chairman & CEO and Senior Vice President of loyalty and digital. Prior to Caesars, Mr. Marino worked four years as a management consultant at Bain & Company and five years in a variety of marketing, risk management, strategy and M&A roles at Capital One Financial. Mr. Marino holds a B.S. in Computer Science from the University of Virginia and an MBA from the Darden School of Business at the University of Virginia.

Ryan Hammer has served as Accel’s President of Gaming Operations since March 2020. Prior to joining Accel, Mr. Hammer most recently served as Senior Vice President & General Manager, where he oversaw operations at five Las Vegas resorts. Mr. Hammer began his career with the company in 2003 as an Analytics Manager and since that time has held a number of executive roles of increasing importance in finance, human resources and operations, and across five markets including Chicago, Louisville, Atlantic City, St. Louis and Las Vegas. Mr. Hammer holds a B.S. in Finance from Southern Illinois University, an MBA from Indiana University’s Kelley School of Business, and a J.D. from Indiana University’s Maurer School of Law. He is currently a board member for the Junior Achievement of Southern Nevada.

Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Compensation Committee Interlocks and Insider Participation

Since the consummation of the business combination on November 20, 2019, our Compensation Committee has been comprised of Eden Godsoe, Karl Peterson and Kathleen Philips. Other than Mr. Peterson, who served as President and Chief Executive Officer of Pace prior to the consummation of the Business Combination, none of the foregoing individuals has ever served as an officer or employee of the Company. For information required to be disclosed under Item 404(a) of Regulation S-K for Mr. Peterson and Mses. Philips or Godsoe, please see the section entitled “Certain Relationships and Related Party Transactions”.

None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity at which any of our executive officers have served on the board, or the compensation committee, of the Company.

Executive Compensation

Accel’s “named executive officers” for the fiscal years ended December 31, 2019 and December 31, 2018, were Andrew Rubenstein, Chief Executive Officer, Brian Carroll, Chief Financial Officer, Derek Harmer, General Counsel and Chief Compliance Officer and Chief Compliance Officer and Karl Peterson, the former Chief Executive Officer (collectively, the “NEOs”).

The following table sets forth the annual base salary and other compensation paid to each of the NEOs for the fiscal years ended December 31, 2019 and December 31, 2018.

Name and Principal Position	Fiscal Year	Salary	Stock Awards($)(1)	Option Awards($)(2)	Nonequity Incentive Plan Compensation($)(3)	All Other Compensation(4)	Total ($)
Andrew Rubenstein	2019	$637,981	$1,094,220	—	$750,000	$10,346	$2,492,547
Chief Executive Officer	2018	$522,596	$988	—	$650,000	$12,178	$1,185,762
Brian Carroll	2019	$268,826	—	—	—	$12,521	$281,347
Chief Financial Officer	2018	$256,025	—	$39,436	$55,000	$11,843	$362,304
Derek Harmer	2019	$308,751	—	—	$155,000	$12,951	$476,702
General Counsel and Chief Compliance Officer	2018	$274,683	—	$63,098	$100,000	$8,648	$446,429
Karl Peterson	2019	—	—	—	—	—	—
Former Chief Executive Officer(5)	2018	—	—	—	—	—	—

(1)

The amounts reported in the “Stock Awards” column represent the grant date fair value of the restricted stock granted to the NEOs during the fiscal years ended December 31, 2019 and December 31, 2018 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Note that the amounts reported in this column reflect the accounting cost for these restricted stock grants and do not correspond to the actual economic value that may be received by the NEOs from the restricted stock.

(2)

The amounts reported in the “Option Awards” column represent the grant date fair value of the stock options granted to the NEOs during the fiscal years ended December 31, 2019 and December 31, 2018 as computed in accordance with FASB ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs from the stock options.

(3)

The amount reported in the “Nonequity Incentive Plan Compensation” column represents the annual cash bonuses, which were approved by the Accel Board (as defined in “Certain Relationships and Related Transactions”), earned by the NEOs pursuant to the achievement of certain Accel and individual performance objectives.

(4)	“Other Compensation” consists of Accel’s matching contributions to the 401(k) Plan or other retirement plan, health insurance premiums, vehicle allowances and travel expenses.
(5)	Karl Peterson ceased to be the Chief Executive Officer of Pace on November 20, 2019 in connection with the consummation of the Business Combination.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options for each of the NEOs outstanding as of December 31, 2019.

Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Andrew Rubenstein	5/9/2016	(2)(3)	—	343,770	$2.33	8/30/2021

Brian Carroll	5/9/2016	(3)(4)	—	103,131	$2.33	8/30/2021
	12/12/2017	(2)(3)	4,297	12,891	$4.07	12/12/2023
	12/19/2018	(2)(3)	4,297	17,188	$5.24	12/11/2024

Derek Harmer	5/9/2016	(3)(4)	—	103,131	$2.33	8/30/2021
	12/12/2017	(2)(3)	6,875	20,626	$4.07	12/12/2023
	12/19/2018	(2)(3)	6,875	27,502	$5.24	12/11/2024

Karl Peterson	—		—	—	—	—

(1)

This table does not include warrants or performance-based shares that the NEOs have received in connection with the consummation of the Business Combination. For additional information, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management”.

(2)

Granted under the Accel Entertainment, Inc. 2011 Equity Incentive Plan. The shares subject to the stock option vest over a four-year period, with 25% of the shares vesting on each annual anniversary of the vesting commencement date, subject to continued service with Accel through each vesting date. The options may be exercised for three months after the termination of the grantee’s employment with Accel.

(3)	Vesting commenced on the date that is one year after the grant date.
(4)

Granted under the Accel Entertainment, Inc. 2016 Equity Incentive Plan. The shares subject to the stock option vest over a five-year period, with 20% of the shares vesting on each annual anniversary of the vesting commencement date, subject to continued service with Accel through each vesting date. The options may be exercised for three months after the termination of the grantee’s employment with Accel.

*

On February 27, 2020, the Accel Board approved the grant of certain stock options and restricted stock unit awards to each of the NEOs in recognition of their extraordinary contributions in connection with the negotiation and closing of the Business Transaction. Although such awards were made in connection with the Business Transaction, they are not included in the table above because they were granted following December 31, 2019.

Employment Agreements

Andrew Rubenstein

On January 28, 2013, Accel entered into an employment agreement with Andrew Rubenstein (as amended on April 7, 2017 (with an effective date of December 12, 2016) and January 31, 2019). Under the terms of his employment agreement, Mr. Rubenstein is employed as the Chief Executive Officer of Accel, reporting to the Accel Board (as defined in “Certain Relationships and Related Transactions”). Mr. Rubenstein is entitled to receive an annual salary of $650,000 starting January 27, 2019, subject to annual 6% increases, and, subject to Accel meeting certain performance objectives, is eligible to receive an annual bonus and earn a number of restricted shares of Accel common stock, of which 24,469 remained outstanding and eligible for vesting as of the closing of the Business Combination (the “Restricted Shares”). Accel or Mr. Rubenstein may terminate the employment at any time. In the event that Mr. Rubenstein is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel after the expected completion date of January 27, 2024, and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Rubenstein will be entitled to receive an amount equal to two times the average of his base salary and cash bonus received during the two fiscal years prior to the date of termination. Under the employment agreement, Mr. Rubenstein is subject to non-competition and non-solicitation restrictions during his employment and for a period of five years thereafter. Mr. Rubenstein’s Restricted Shares vested in connection with the closing of the Business Combination with performance deemed satisfied at target levels. We intend to amend Mr. Rubenstein’s employment agreement in order to be competitive with relevant publicly-traded comparison companies.

Brian Carroll

On March 18, 2014, Accel entered into an employment agreement with Brian Carroll (as amended on November 9, 2017 and July 9, 2018). Under the terms of his employment agreement, Mr. Carroll is employed as the Chief Financial Officer of Accel, reporting to the Chief Executive Officer. Mr. Carroll is entitled to receive an annual salary of $247,000, subject to annual 3-10% increases based on the performance of Mr. Carroll and Accel, and is eligible to receive sales commissions and, subject to discretion of the Accel Board, long- term equity incentives and an annual bonus. Accel or Mr. Carroll may terminate the employment at any time upon giving prior written notice to the other party. In the event that Mr. Carroll is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Carroll will be entitled to receive an amount equal to one-half of the base salary and target cash bonus he received during the 360 days prior to the date of termination. Under the employment agreement, Mr. Carroll is subject to non-competition and non-solicitation restrictions during his employment and for a period of two and five years thereafter, respectively. We intend to amend Mr. Carroll’s employment agreement in order to be competitive with relevant publicly-traded comparison companies.

Derek Harmer

On July 9, 2012, Accel entered into an employment agreement with Derek Harmer (as amended on November 8, 2017 and July 9, 2018). Under the terms of his employment agreement, Mr. Harmer is employed as the General Counsel and Chief Compliance Officer of Accel, reporting to the Chief Executive Officer. Mr. Harmer is entitled to receive an annual salary of $265,000, subject to annual 3-10% increases based on the performance of Mr. Harmer and Accel, and is eligible to receive sales commissions and, subject to discretion of the Accel Board, long-term equity incentives and an annual cash bonus. Accel or Mr. Harmer may terminate the employment at any time upon giving thirty days prior written notice to the other party. In the event that Mr. Harmer is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended and the reason for such non-renewal is not related to a termination for cause, disability or his death, Mr. Harmer will be entitled to receive an amount equal to two-thirds of the base salary and target bonus he received during the 360 days prior to the date of termination. Under the employment agreement, Mr. Harmer is subject to non-competition and non-solicitation restrictions during his employment and for a period of five years thereafter. We intend to amend Mr. Harmer’s employment agreement in order to be competitive with relevant publicly-traded comparison companies.

Equity Incentive Plans of Accel

Accel Entertainment, Inc. 2011 Equity Incentive Plan

On April 13, 2011, the Accel Board approved the Accel Entertainment, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), which was subsequently approved by the Accel majority stockholders on December 2, 2011. The Accel Board, or a committee thereof appointed by the Accel Board, administered the 2011 Plan and the awards granted under it.

A total of 270,000 shares of Class A common stock, no par value, of Accel (the “Accel Class A Common Stock”) were initially reserved for issuance pursuant to future awards under the 2011 Plan. The 2011 Plan provided for the grant of incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2011 Plan to Accel’s employees, directors and consultants.

Accel Entertainment, Inc. 2016 Equity Incentive Plan

On June 20, 2016, the Accel Board approved the Accel Entertainment, Inc. 2016 Plan (“2016 Plan”), which was subsequently approved by Accel stockholders on December 13, 2016. The Accel Board, or a committee thereof appointed by the Accel Board, administered the 2016 Plan and the awards granted under it.

A total of 305,724 shares of Accel Class A Common Stock were initially reserved for issuance pursuant to future awards under the 2016 Plan.

The 2016 Plan provided for the grant of incentive stock options, which qualified for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2016 Plan to Accel’s employees, directors and consultants.

In connection with the Business Combination, any vested and unexercised stock options outstanding under the 2011 Plan or the 2016 Plan were cancelled for no consideration and ceased to exist upon the consummation of the Business Combination. In addition, any unvested stock options outstanding under the 2011 Plan or the 2016 Plan were converted into a stock option that will be exercisable for a number of Class A-1 Shares calculated as specified in the Transaction Agreement, in accordance with the vesting schedule as in effect prior to the Business Combination. The total number of stock options subject to such vesting following the Business Combination was 71,467.

Long Term Incentive Plan

On the closing date of the Business Combination, the Accel Entertainment, Inc. Long Term Incentive Plan (the “LTIP”) became effective. The purpose of the LTIP is to enhance the Company and its affiliates’ ability to attract, retain and motivate persons who make important contributions to the Company and its affiliates by providing those individuals with equity ownership opportunities. The LTIP provides for grants of a variety of awards, including, but not limited to: incentive stock options qualified as such under U.S. federal income tax laws, stock options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash incentive awards, and other stock-based awards. Officers or employees of the Company or any of its affiliates or any other person who provides services to the Company or any of its affiliates, including directors of the Company, will be eligible for grants under the LTIP. The Company has reserved a total of 6,000,000 Class A-1 Shares for issuance pursuant to the LTIP, subject to certain adjustments set forth therein.

Retirement and Other Benefits

Accel maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the NEOs. Each participant in the 401(k) plan may elect to defer from 0% to 90% of compensation, subject to limitations under the Internal Revenue Code and Employee Retirement Income Security Act. Accel matches up to 50% of its employees’ contributions to the 401(k) plan, so long as the employee contributes at least 5% of their annual compensation (not including any bonus, severance or legal settlements). Accel does not provide any pension benefits. Accel maintains various other employee benefit plans, including medical, dental and life insurance.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019 with our management. The audit committee has discussed with its independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence. Based on the foregoing, the audit committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

By: The Audit Committee

Kathleen Philips (Chair)

Eden Godsoe

David W. Ruttenberg

The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2020, and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Prior to the Business Combination, KPMG LLP served as the independent registered public accounting firm for Pace. In addition, Accel had also engaged KPMG LLP as its independent registered public accounting firm prior to the Business Combination. Accordingly, KPMG LLP has provided auditing and accounting services to both Pace and Accel for the periods prior to and following the Business Combination.

Change of Independent Registered Public Accounting Firm

In 2019, Accel chose not to renew the engagement of RSM US LLP, or RSM, which was then serving as Accel’s auditor. During 2019, KPMG LLP was engaged to perform professional services in conjunction with the transaction between Accel Entertainment, Inc., and TPG Pace Holdings Corp, which included financial statement re-audits of 2018, 2017 and 2016 and auditor assistance with merger activities and associated regulatory filings. KPMG LLP is the independent registered public accounting firm of Accel and performed these financial statement audits in that capacity. The engagement of KPMG LLP was approved by the Audit Committee of the Board of Directors as of November 20, 2019. Fee amounts for all service performed during 2019, including the re-audits and auditor assistance with merger activities and associated regulatory filings, are reflected in the below table.

RSM’s reports on the company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through November 20, 2019, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, or Regulation S-K, and the related instructions thereto, with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Audit Committee approved the appointment of KPMG LLP as Accel’s new independent registered public accounting firm, effective as of November 20, 2019. During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through November 20, 2019, neither Accel nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Registered Public Accounting Firm Fees and Services

Aggregate fees billed to our Company for audit services rendered by RSM for the audits of the Company’s annual financial statements for 2019 and 2018 and other services rendered by RSM during 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Audit fees	$—	$121,585.00
Audit-related fees	268,650.35	377,998.00
Tax fees	—	—
All other fees	—	—

Total	$268,650.35	$499,583.00

Aggregate fees billed to our Company for audit services rendered by KPMG LLP for the audits of the Company’s annual financial statements for 2019 and 2018 and other services rendered by KPMG LLP during 2019 and 2018 are as follows:

	December 31, 2019(1)	December 31, 2018
Audit fees	$6,527,000	$—
Audit-related fees	132,882	—
Tax fees	—	—
All other fees(2)	337,667	—

Total	$6,997,549	$—

(1)

In addition, KPMG LLP acted as independent registered public accounting firm of TPG Pace Holdings Corp., with respect to which audit, audit-related, tax and other fees of $46,000, $670,032, $11,931 and $0 wee incurred in fiscal 2019, respectively, and $63,000, $0, $11,650 and $0 were incurred in fiscal 2018, respectively.

(2)	These amounts relate to other permissible services pre-approved by the Audit Committee of the Board of Directors performed in conjunction with the merger.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services provided by KPMG LLP described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Vote Required

Ratification of the appointment of KPMG LLP to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2020 will require the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of these reports filed by the Company’s officers, directors and shareholders, and written representations from our executive officers and directors that they filed such reports, we believe that our officers, directors, and shareholders complied with all filing requirements under Section 16(a) of the Exchange Act on a timely basis during fiscal year 2019, except that the Form 3 with respect to Ms. Godsoe becoming an insider of the company was filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2019 regarding the beneficial ownership of the Company’s capital stock by:

•	each person known to be the beneficial owner of more than 5% of the outstanding Class A-1 Shares;

•	each director and named executive officer of the Company; and

•	all current executive officers and directors as a group.

The information below is based on an aggregate of 78,230,060 Class A-1 Shares issued and outstanding as of March 17, 2020. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by the individuals below:

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Shares Underlying Options Exercisable within 60 Days of 3/17/2020	Shares Underlying Warrants Exercisable within 60 Days of 3/17/2020	Approximate Percentage of Outstanding Common Stock
5% Stockholders:
The Rubenstein Family(2)	14,429,540	—	815,297	19.29%
Clairvest(3)	16,649,659	—	996,840	22.27%
Simcoe Capital Management, LLC(4)	4,037,009	—	—	5.16%
Fairview Capital Management, LLC(5)	7,227,235	—	—	9.24%
Executive Officers and Directors:
Andrew Rubenstein(6)	8,350,293	—	476,988	11.22%
Karl Peterson(7)	2,775,646	—	1,519,467	5.39%
Brian Carroll	322,982	8,594	18,681	*
Derek Harmer	185,473	13,750	9,940	*
Gordon Rubenstein(8)	3,003,457	—	166,528	4.04%
Kathleen Philips(9)	40,000	—	—	*
David W. Ruttenberg(10)	1,974,099	—	55,122	2.59%
Ken Rotman(11)	—	—	—	—
Eden Godsoe(12)	—	—	—	—
All executive officers and directors as a group (12 persons)	16,689,515	25,782	2,246,726	19.51%

*	Less than 1 percent.
(1)	Unless otherwise noted, the business address of each of the persons and entities listed above is 140 Tower Drive, Burr Ridge, IL 60527.
(2)

Includes shares beneficially owned by Andrew Rubenstein, Gordon Rubenstein, Jeffrey C. Rubenstein, NFS LLC IRA FBO Jeffrey C. Rubenstein and Jeffrey C. Rubenstein, as trustee, or his successors in trust, of the Susan Rubenstein Family Trust.

(3)

Includes shares beneficially owned by Clairvest Equity Partners V-A Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(4)

Based solely on information contained in a Schedule 13G filed with the SEC by Simcoe Capital Management, LLC on November 25, 2019. Of the shares beneficially owned, Simcoe Capital Management, LLC reported that it had sole voting and dispositive power with respect to 0 shares, and shared voting and dispositive power with respect to 4,037,009 shares. The address for Simcoe Capital Management, LLC is 509 Madison Avenue, Suite 2200, New York, New York 10022.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC by Fairview Capital Investment Management, LLC on December 23, 2019. Of the shares beneficially owned, Fairview Capital Investment Management, LLC reported that it had sole voting and dispositive power with respect to 0 shares, and shared voting and dispositive power with respect to 7,227,235 shares. The address for Fairview Capital Investment Management, LLC is 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904.

(6)	Includes shares beneficially owned by Mr. Rubenstein through Harry R, LLC.
(7)	Includes shares beneficially owned by Mr. Peterson through Peterson Capital Partners, LP. Peterson Capital Partners, LP’s address is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(8)

Includes shares beneficially owned by Mr. Rubenstein through Fund Indy LLC, The PrivateBank &Trust Company, as Custodian of the Gordon Rubenstein SEP IRA, and Gordon S. Rubenstein and Krista M. Ramonas Joint Revocable Trust.

(9)	The address of Ms. Philips is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(10)

Includes shares beneficially owned by Mr. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, and through Crilly Court Trust, Grant Place Fund LLC and Lakewest Gaming G.P.

(11)	The address of Mr. Rotman is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.
(12)	The address of Ms. Godsoe is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as described in “Executive Compensation” the following is a summary of transactions since January 1, 2019 to which Pace or Accel, as applicable, has been a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of its directors, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation” or that were approved by the board of directors of Accel prior to the Business Combination (the “Accel Board”) or the Company Board, as applicable.

Accel believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

For the purposes of the following section:

i.	“Accel Public Warrants” means the 1,248,154 Accel Warrants issued on a registered basis to Sellers in connection with the Business Combination;

ii.

“Accel Warrants” means warrants exercisable for shares of Class A-1 common stock of the Company, which include the Pace Warrants, Accel Public Warrants and Business Combination Private Placement Warrants;

iii.

“Business Combination Private Placement” refers to the private placement completed in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder to the Sellers of Class A-1 shares, Class A-2 shares and Accel Warrants in connection with the Business Combination;

iv.

“Business Combination Private Placement Sellers” refers to Sellers (as defined below) who are “accredited investors” (as defined by Rule 501 of the Regulation D) and party to either that certain Key Holder Support Agreement or the Holder Support Agreement (each as defined below) executed in accordance with the terms of the Transaction Agreement;

v.	“Business Combination Private Placement Warrants” means the 1,196,283 Accel Warrants issued in the Business Combination Private Placement;

vi.

“Class F Shares” means the shares of Class F common stock, par value $0.0001 per share, of the Company, or, as applicable, of Pace, immediately following the Pace Domestication, but prior to the Stock Purchase and consummation of the Business Combination;

vii.	“Founder Ordinary Shares” mean the Class F ordinary shares, par value $0.0001 per share, of Pace;

viii.	“Initial Pace Holders” means Chad Leat, Kathleen Philips, Robert Suss, Paul Walsh and Kneeland Youngblood;

ix.	“Initial Pace Sponsor” means TPG Pace II Sponsor, LLC, a Cayman Islands exempted limited liability company and an affiliate of TPG;

x.	“Pace Domestication” means the domestication of Pace as a Delaware corporation on November 20, 2019;

xi.	“Pace IPO” means Pace’s initial public offering, consummated on June 30, 2017;

xii.

“Pace Private Placement Warrants” means Accel Warrants that were issued to Initial Pace Sponsor in a private placement that closed simultaneously with the consummation of Pace’s initial public offering, consummated on June 30, 2017;

xiii.	“Pace Public Shares” mean the Class A ordinary shares, par value $0.0001 per share, of Pace;

xiv.	“Pace Public Unit” means one Pace Public Share and one-third of a Pace Public Warrant, sold in Pace’s initial public offering, consummated on June 30, 2017;

xv.	“Pace Public Warrants” means Accel Warrants that were included in the Pace Public Units sold in Pace’s initial public offering, consummated on June 30, 2017;

xvi.

“Pace Sponsor Members” means TPG Pace II Sponsor Successor, LLC, a Delaware limited liability company, TPG Pace Governance, LLC, a Cayman Islands limited liability company and Peterson Capital Partners, L.P., collectively;

xvii.	“Pace Warrants” means the Pace Public Warrants and the Pace Private Placement Warrants, collectively;

xviii.

“Restricted Stock Agreement” means that certain Restricted Stock Agreement entered into in connection with the Business Combination, by and among the Company, the Pace Sponsor Members and certain other persons, including certain Sellers that received Class A-2 Shares in the Stock Purchase;

xix.

“Seller” means each of the shareholders of Accel named as a Seller in the Transaction Agreement, each of the shareholders of Accel joined to the Transaction Agreement pursuant to that certain Drag-Along Agreement, dated as of June 13, 2019, by and among Pace and each of the Sellers who duly executed and delivered a signature page to the Transaction Agreement as of June 13, 2019 (collectively, the “Sellers”);

xx.

“Stock Purchase” means the acquisition by Pace, directly or indirectly, of all of the issued and outstanding Accel Stock held by the Sellers as part of the consummation of the Business Combination; and

xxi.	“Trust Account” means the trust account of Pace that held the proceeds from the Pace IPO prior to the Business Combination.

Investment Private Placement

In connection with the Business Combination, Pace entered into the Subscription Agreements with certain investors concurrently with the execution of the Transaction Agreement and an additional Subscription Agreement with an accredited investor on August 13, 2019. Pursuant to the Subscription Agreements, such investors agreed to subscribe for and Pace agreed to issue and sell to such investors, 4,696,675 Class A-1 Shares for a purchase price of $10.22 per share, or an aggregate of approximately $48 million (the “Investment Private Placement”). The Subscription Agreement to which an affiliate of Pace (the “Pace Affiliate”) is a party is substantially similar to the Subscription Agreements to which the investors described in the foregoing sentence are parties except that: (a) the Pace Affiliate could assign its rights under the Subscription Agreement, subject to compliance with the securities laws; and (b) the Pace Affiliate is not entitled to liquidated damages if there is a delay in the registration of the securities. The proceeds from the Investment Private Placement were used to fund a portion of the cash consideration required to effect the Stock Purchase.

The Class A-1 Shares issued pursuant to the Subscription Agreements have not been registered under the Securities Act, and were issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act. The closing of the Investment Private Placement occurred immediately prior to the closing of the Stock Purchase.

Founder Ordinary Shares

On February 22, 2017, Initial Pace Sponsor purchased 11,500,000 Founder Ordinary Shares for $25,000, or approximately $0.002 per share. On June 19, 2017, Initial Pace Sponsor transferred 40,000 Founder Ordinary

Shares to each of Pace’s five independent directors at their original purchase price. On August 14, 2017, Initial Pace Sponsor forfeited 250,000 Founder Ordinary Shares on the expiration of the unexercised portion of the underwriters’ over-allotment option.

In connection with the Business Combination and immediately prior to the Stock Purchase, at the effective time of the Pace Domestication, each Founder Ordinary Share was converted into the right to receive one Class F Share. Following the Pace Domestication, Initial Pace Sponsor, pursuant to a letter agreement dated as of June 13, 2019 (as amended, the “Pace Sponsor Support Agreement”), by and among Initial Pace Sponsor, Pace and the shareholder representative pursuant to the Transaction Agreement, agreed to (i) surrender for cancellation 1,250,000 Class F Shares, (ii) exchange 2,000,000 Class F Shares for an equal number of Class A-2 Shares, subject to the terms set forth in the Restricted Stock Agreement, (iii) exchange the remaining 7,800,000 Class F Shares for an equal number of Class A-1 Shares, pursuant to the Company’s charter. The Founder Ordinary Shares were identical to the Pace Public Shares included in the Pace Public Units, except that (i) only holders of the Founder Ordinary Shares had the right to vote on the election of directors prior to the Business Combination, (ii) the Founder Ordinary Shares were subject to certain transfer restrictions, and the resulting Class A-1 Shares remain subject to such transfer restrictions, (iii) Initial Pace Sponsor, the directors and officers of Pace prior to the Business Combination, TPG Pace II Sponsor Successor, LLC, TPG Pace Governance, LLC and Karl Peterson, entered into a letter agreement dated as of June 27, 2017, with Pace, pursuant to which they agreed (a) to waive their redemption rights with respect to their Founder Ordinary Shares and Pace Public Shares owned in connection with the completion of an initial business combination and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Ordinary Shares if Pace failed to complete an initial business combination by September 30, 2019 and agreed to vote their Founder Ordinary Shares and any Pace Public Shares purchased by them during or after the Pace IPO in favor of the Business Combination, (iv) the Founder Ordinary Shares were subject to and the Class A-1 Shares resulting from conversion of Founder Ordinary Shares are subject to registration rights (v) the Founder Ordinary Shares were automatically convertible into Pace Public Shares at the time of the initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the Articles. In connection with the Business Combination and pursuant to that certain waiver agreement with Pace, dated as of June 13, 2019, as described below, the holders of the Founder Ordinary Shares agreed to waive such conversion adjustment.

Pace Private Placement Warrants

On the closing date of the Pace IPO, Initial Pace Sponsor purchased 7,333,333 Pace Private Placement Warrants at a price of $1.50 per Pace Private Placement Warrant, or $11,000,000 in the aggregate, in a private placement. Each Pace Private Placement Warrant entitled the holder to purchase one Pace Public Share at a price of $11.50 per share. Pace Private Placement Warrants may not be redeemed by Pace so long as they are held by Initial Pace Sponsor or its permitted transferees. If any Pace Private Placement Warrants are held by holders other than Initial Pace Sponsor or its permitted transferees, such Pace Private Placement Warrants will be redeemable by Pace and exercisable by the holders on the same basis as the Pace Public Warrants. Initial Pace Sponsor or its permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. With certain limited exceptions, the Pace Private Placement Warrants and the underlying Pace Public Shares, were not transferable, assignable or salable by the Initial Pace Sponsor until 30 days after the completion of the Business Combination.

In connection with the Business Combination and following the Pace Domestication, Initial Pace Sponsor surrendered for cancellation 2,444,444 Pace Private Placement Warrants, and distributed its remaining 4,888,889 Pace Private Placement Warrants to the Pace Sponsor Members. In connection with the Pace Domestication, each Pace Private Placement Warrant, originally exercisable for one Pace Public Share at $11.50 per Pace Public Share, now entitles its holder to acquire a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the Pace Domestication.

Pace Registration Rights Agreement

Initial Pace Sponsor and the Initial Pace Holders, as holders of the Founder Ordinary Shares, and the resulting Class A-1 Shares following the Business Combination, and Pace Private Placement Warrants were entitled to registration rights pursuant to a registration rights agreement (the “Pace Registration Rights Agreement”) entered into in connection with the Pace IPO. The holders of these securities were entitled to make up to three demands that Pace register the Class A-1 Shares issued or issuable upon conversion of any Founder Ordinary Shares, the Pace Private Placement Warrants and the Class A-1 Shares underlying the Pace Private Placement Warrants. In addition, the holders had certain “piggy-back” registration rights with respect to other registration statements filed by Pace subsequent to its completion of an initial business combination and rights to require Pace to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provided that Pace would not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock up period. Pace agreed to bear the expenses incurred in connection with the filing of any such registration statements.

At the consummation of the Business Combination, Accel entered into the Registration Rights Agreement with, among others, the holders of Founder Ordinary Shares and Pace Private Placement Warrants who were previously party to the Pace Registration Rights Agreement (the “Pace Registration Rights Holders”), which replaced the Pace Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Pace Registration Rights Holders are entitled to certain registration rights.

Related Party Notes

Initial Pace Sponsor, executive officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on Pace’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combination opportunities. Pace’s audit committee reviewed on a quarterly basis all payments that were made to Initial Pace Sponsor, officers or directors of Pace or their respective affiliates and determined which expenses and the amount of expenses that would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Pace’s behalf.

In addition, in order to finance transaction costs in connection with an initial business combination, Initial Pace Sponsor or an affiliate of Initial Pace Sponsor or certain of Pace’s officers and directors may have, but were not obligated to, loan Pace funds as may have been required. On September 25, 2019, Initial Pace Sponsor agreed to loan Pace unsecured promissory notes in an aggregate principal balance of up to $7,000,000, with advances and re-advances outstanding under the note to be updated from time to time. On September 25, 2019, Pace borrowed $3,000,000 against the unsecured promissory notes. The funds were used to finance transaction costs in connection with the Business Combination. Pace repaid amounts outstanding under such promissory notes at the consummation of the Business Combination. In the event that the Business Combination did not close, Pace was permitted to use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account were permitted to be used for such repayment.

Waiver Agreement

Concurrently with the execution of the Transaction Agreement, Pace and holders of Founder Ordinary Shares entered into a Waiver Agreement (the “Waiver Agreement”), pursuant to which such holders agreed to waive any adjustment to the conversion ratio of Founder Ordinary Shares as set forth in Pace’s amended and restated memorandum and articles of association at the time of execution of such Waiver Agreement, resulting from the Investment Private Placement.

Private Aircraft Travel

Pace reimbursed affiliates for reasonable travel related expenses incurred while conducting business on behalf of Pace, including the use of private aircraft. During the period from February 14, 2017 (inception) to December 31, 2019, travel related reimbursements for private aircraft use were less than $65,000. Private aircraft services were provided by independent third parties, coordinated by an affiliate of Pace and billed to Pace at cost.

Indemnity

Initial Pace Sponsor agreed that it would be liable to Pace if and to the extent any claims by a vendor (other than Pace’s independent auditors) for services rendered or products sold to Pace, or a prospective target business with which Pace has discussed entering into a transaction agreement, reduced the amount of funds in the Trust Account to below (i) $10.00 per Pace Public Share or (ii) such lesser amount per Pace Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which was permitted to be withdrawn to fund Pace’s working capital requirements, subject to an annual limit of $750,000, and/or to pay taxes. Claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account were also an exception to this agreement with Initial Pace Sponsor, as were any claims under Pace’s indemnity of the underwriters of the Pace IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver were deemed to be unenforceable against a third party, Initial Pace Sponsor would not be responsible to the extent of any liability for such third-party claims. Pace did not independently verify whether Initial Pace Sponsor had sufficient funds to satisfy its indemnity obligations and believed that Initial Pace Sponsor’s only assets were securities of Pace and, therefore, Initial Pace Sponsor would not be able to satisfy those obligations. Pace had not asked Initial Pace Sponsor to reserve for such eventuality as Pace believed the likelihood of Initial Pace Sponsor having to indemnify the Trust Account was limited because Pace would endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with Pace waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Administrative Services Agreement

On June 30, 2017, Pace entered into an agreement to pay monthly recurring expenses of $20,000 for office space, administrative and support services to an affiliate of Initial Pace Sponsor. The agreement terminated upon the completion of the Business Combination. For the three months ended December 31, 2019 and 2018, Pace incurred expenses of $20,000 and $60,000, respectively, under this agreement. For each of the nine months ended December 31, 2019 and 2018, Pace incurred expenses of $140,000 under this agreement.

Related Party Notes and Debts

On October 1, 2018, Brian Carroll, the Chief Financial Officer of Accel, entered into a promissory note with Accel Gaming, pursuant to which Mr. Carroll borrowed a principal amount of $172,200. The promissory note was satisfied in full prior to the consummation of the Business Combination.

On October 1, 2018, Derek Harmer, the General Counsel and Chief Compliance Officer of Accel, entered into a promissory note with Accel Gaming, pursuant to which Mr. Harmer borrowed a principal amount of $154,397. The promissory note was satisfied in full prior to the consummation of the Business Combination.

On September 30, 2018, Andrew Rubenstein, the Chief Executive Officer and a director of Accel, entered into two promissory notes with Accel Gaming, pursuant to which Mr. Andrew Rubenstein borrowed principal amounts of $95,354 and $325,000. The promissory notes were satisfied in full prior to the consummation of the Business Combination.

As of December 31, 2018, Mr. Andrew Rubenstein owed Accel $502,894 in connection with a federal tax liability arising from a grant of restricted stock that Accel paid on Mr. Andrew Rubenstein’s behalf. The debt was satisfied in full prior to the consummation of the Business Combination.

Director Letter Agreements

Concurrently with the execution of the Transaction Agreement, Pace and the independent directors of Pace entered into letter agreements pursuant to which such directors agreed that, following the Pace Domestication but prior to the effectiveness of the Stock Purchase, 200,000 Class F Shares held by such directors would be exchanged for an equal number of validly issued, fully paid and non-assessable Class A-1 Shares.

Key Holder Support Agreement

Concurrently with the execution of the Transaction Agreement, Pace and certain Sellers who are members of management of Accel entered into that certain Key Holder Support Agreement (the “Key Holder Support Agreement”), pursuant to which such members agreed (i) to restrict the amount of Accel Stock they exchange to receive cash for to less than 20% of the number of shares of Accel Stock owned by such member and each of its affiliates on an aggregated basis (ii) not to transfer any of their Accel Stock (except to a permitted transferee or in furtherance of the transactions contemplated by the Transaction Agreement) and (iii) to enter into the Registration Rights Agreement.

Holder Support Agreement

Concurrently with the execution of the Transaction Agreement, Pace, NewCo and certain Sellers entered into the Holder Support Agreement (the “Holder Support Agreement”), pursuant to which such Sellers agreed (i) to make non-binding elections to receive cash in exchange for their shares of Accel Stock, (ii) not to transfer any of their Accel Stock and any security convertible or exchangeable into Accel Stock (except to a permitted transferee or in furtherance of the transactions contemplated by the Transaction Agreement), and (iii) to enter into the Registration Rights Agreement if such Seller was entitled to receive Business Combination Private Placement Warrants and Class A-2 Shares in the Stock Purchase as consideration for such Seller’s Accel Stock.

Drag-Along Agreement

Concurrently with the execution of the Transaction Agreement, Pace and the Business Combination Private Placement Sellers entered into a Drag-Along Agreement, pursuant to which such Sellers agreed to exercise their drag-along rights pursuant to and in accordance with the articles of incorporation of Accel and the shareholders agreement of Accel, in a manner so as to facilitate the consummation of the transactions contemplated by the Transaction Agreement.

Nominating and Support Agreement and Mutual Support Agreement

On November 6, 2019, Pace, NewCo, Clairvest Equity Partners V Limited Partnership, an Ontario limited partnership (“CEP V”), Clairvest Equity Partners V-A Limited Partnership, an Ontario limited partnership (“CEP V-A”), and CEP V Co-Investment Limited Partnership, a Manitoba limited partnership (“CEP Co-Invest”, and together with CEP V and CEP V-A, the “Clairvest Investors”), entered into a Nominating and Support Agreement (the “Nominating Agreement”), whereby, in consideration for the Clairvest Investors delivering (a) a joinder agreement to the Transaction Agreement, and (b) a cash election form setting forth a cash election with respect to (i) the shares of Accel Stock that the Clairvest Investors owned, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, (ii) any security convertible or exchangeable into Accel Stock and (iii) any additional such securities that the Clairvest Investors acquired after the execution of the Nominating Agreement, Pace agreed to (x) appoint Kenneth B. Rotman to the Company Board contemporaneously with the closing of the Business Combination as a Class III director with a term expiring at the 2022 annual meeting of the stockholders of the Company and (y) nominate Kenneth B. Rotman to the Company Board as set forth in the Nominating Agreement.

Pursuant to the Nominating Agreement, Pace also agreed, subject to the requirements of fiduciary duties under applicable laws, to include in its slate of nominees for election as directors at any meeting of stockholders or action by written consent at which directors are to be elected to the Company Board (each such meeting or action by written consent, an “Election Meeting”), one individual (an “8% Nominee”) nominated to the Company Board by the Clairvest Investors, provided that the Clairvest Investors hold (together with their affiliates) at least 8% of the outstanding Class A-1 Shares until the earlier of (i) the date upon which the Clairvest Investors (together with its affiliates) do not own at least 8% of the outstanding Class A-1 Shares, or (ii) November 20, 2026, the seven year anniversary of the consummation of the Business Combination; provided, that, certain requirements listed in the Nominating Agreement are met. Additionally, the Clairvest Investors agreed, until Kenneth B. Rotman or an 8% Nominee is no longer serving on the Board, to vote (or cause to be voted) all Class A-1 Shares beneficially owned or owned of record by the Clairvest Investors at any meeting of the stockholders of the Company in favor of each director nominated by the Company Board (or its Nominating and Governance Committee), as provided in any notice of any meeting of the stockholder of the Company and the accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the stockholders of the Company in connection with any such meeting of the stockholders of the Company.

On November 6, 2019, the Clairvest Investors, Mr. Andrew Rubenstein and Mr. Gordon Rubenstein (together with Mr. Andrew Rubenstein, the “Rubenstein Parties”), entered into a Mutual Support Agreement (the “Mutual Support Agreement”) whereby (i) the Rubenstein Parties agreed to vote in favor of any 8% Nominee, all in accordance with the Nominating Agreement and provided such nominee is included by the Company in its slate of nominees for election as directors of the Company at any Election Meeting and (ii) the Clairvest Investors agreed to vote in favor of any 8% Nominee to the Company Board nominated by the Rubenstein Parties in accordance with the Nominating Agreement and included by the Company in its slate of nominees for election as directors of the Company at any Election Meeting, in each case, with respect to the Class A-1 Shares, beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act) or owned of record by each such respective party.

Registration Rights Agreement

On November 20, 2019 and in connection with the closing of the Business Combination, Accel and the Registration Rights Holders, including Andrew Rubenstein and an entity affiliated with Andrew Rubenstein, Brian Carroll, Derek Harmer, Gordon Rubenstein and certain entities affiliated with Gordon Rubenstein, Michael Pappas, David W. Ruttenberg and certain entities affiliated with David W. Ruttenberg and Kathleen Philips, each of whom is a director and/or officer of Accel, an entity affiliated with Karl Peterson, a director of Accel and certain entities affiliated with Kenneth B Rotman, a director of Accel, entered into the Registration Rights Agreement, entitling such holders to demand that Accel register for resale certain shares of Accel held by them at any time from and after the consummation of the Business Combination and subject to certain lock-up restrictions.

New Accel Warrant Agreement

In connection with the consummation of the Business Combination, the Company and the Sellers entitled to receive Accel Warrants in the Stock Purchase entered into that certain New Accel Warrant Agreement, pursuant to which the Company issued to each such Sellers their respective pro rata share of 2,444,444 Accel Warrants, with such pro rata share to be determined with reference to a number of shares equal to 70% of such Seller’s shares of Accel Stock, less the number of shares of Accel Stock in respect of which the Seller elected to receive cash. Each Accel Warrant entitles the holder to purchase one Class A-1 Share at an exercise price of $11.50 per share, subject to adjustments substantially similar to those applicable to the Pace Warrants, at any time 30 days after the consummation of the Business Combination.

Restricted Stock Agreement

In connection with the consummation of the Business Combination, the Company, the Pace Sponsor Members and the Sellers entitled to receive Class A-2 Shares in the Stock Purchase (including all of the Business Combination Private Placement Sellers) entered into the Restricted Stock Agreement, which set forth the terms upon which the Class A-2 Shares will be exchanged for an equal number of Class A-1 Shares. The exchange of Class A-2 Shares for Class A-1 Shares will be subject to the terms and conditions set forth in the Restricted Stock Agreement, with such exchanges occurring in three separate tranches upon the satisfaction of certain triggers. On January 14, 2020, the trigger for the first such tranche was satisfied, and 1,596,636 Class A-1 were issued upon exchange of Class A-2 Shares.

Expense Reimbursement Letter

On June 19, 2019, Accel entered into an engagement letter with KPMG LLP (the “KPMG Engagement Letter”), pursuant to which Accel engaged KPMG LLP to provide professional services to Accel. Pursuant to the KPMG Engagement Letter, any fee amounts to be paid for, and expenses reimbursed under, the KPMG Engagement Letter in excess of $750,000 in the aggregate will be paid solely by David W. Ruttenberg, a director and shareholder of Accel and a Shareholder Representative under the Transaction Agreement. In connection with the KPMG Engagement Letter, on June 19, 2019, Pace entered into a letter agreement with David W. Ruttenberg, pursuant to which Pace agreed to reimburse Mr. Ruttenberg for any and all fees and expenses paid by Mr. Ruttenberg in connection with the KPMG Engagement Letter. Since June 19, 2019, Mr. Ruttenberg has been reimbursed for approximately $2.9 million of expenses related to the KPMG Engagement Letter.

Share Repurchases

In connection with the Business Combination, Accel repurchased 36,157 shares of its stock from certain employees, directors and officers at a repurchase price of $177 per share in order to facilitate (x) the repayment of then-existing loans to Accel’s executive officers described in this section (y) the exercise of vested options (including by way of withholding additional shares in connection with the cashless exercise of vested options as permitted by the 2011 Plan (as defined in “Executive Compensation”) and the 2016 Plan (as defined in “Executive Compensation”)) and (z) funding any resulting tax obligations from the exercise of such vested options (including by way of withholding additional shares in connection with the cashless exercise of vested options as permitted by the 2011 Plan and the 2016 Plan). In connection with the foregoing, Accel repurchased 30,924 shares from Andrew Rubenstein, 877 shares from Derek Harmer and 978 shares from Brian Carroll.

Engagement of Raine Securities LLC

Accel engaged Raine Securities LLC (“Raine”) to provide investment banking services to Accel in connection with the Business Combination. Prior to engaging Raine, Accel acknowledged that Gordon Rubenstein, a director of Accel, is the Managing Partner of Raine Ventures, an affiliate of Raine, where he leads the firm’s venture capital platform. Gordan Rubenstein is also the brother of Accel’s Chief Executive Officer, Andrew Rubenstein. For the year ended December 31, 2019, Accel paid Raine approximately $11 million in fees and expenses in connection with the Business Combination.

Engagement of Much Shelist, P.C.

From time to time, Accel engages Much Shelist, P.C. (“Much Shelist”), as its legal counsel for general legal and business matters. Much Shelist has provided limited counsel to Accel with respect to the Business Combination. Jeffrey Rubenstein, an attorney at Much Shelist, is the father of Accel’s Chief Executive Officer, Andrew Rubenstein. For the year ended December 31, 2019, Accel paid Much Shelist $0.6 million in legal fees.

Relationships with Certain Licensed Establishment Partners

Michael Pappas is the father of William Pappas, a current equityholder of two licensed establishment partners with which Accel has binding agreements to provide VGTs. For the year ended December 31, 2019, Accel’s total revenue with respect to these two licensed establishment partners, Pinewoods, LLC and CC of OP, LLC was approximately $7.2 million and $500,000, respectively.

Indemnification Agreements

On November 20, 2019, Accel entered into indemnity agreements with Messrs. Andrew Rubenstein, Brian Carroll, Derek Harmer, Gordon Rubenstein, David W. Ruttenberg, Kenneth B. Rotman and Karl Peterson and Mses. Eden Godsoe and Kathleen Philips, each of whom is a director and/or officer of Accel. Each indemnity agreement provides that, subject to limited exceptions, and among other things, Accel will indemnify the director or officer to the fullest extent not prohibited by the provisions of its bylaws and the DGCL for claims arising in his or her capacity as our director or officer.

Review, Approval or Ratification of Transactions with Related Persons

Effective upon the consummation of the Business Combination, the Accel Board adopted a written related party transactions policy and charters of its Audit Committee and Nominating and Governance Committee that require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by Accel’s Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by Accel’s Nominating and Governance Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our 2021 Annual Meeting of Stockholders must be submitted to us no later than November 7, 2020.

In accordance with our current bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2020 but not submitted for inclusion in the proxy statement for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8, must be received by us no earlier than January 6, 2021 and no later than February 5, 2021, unless we change the date of our 2021 annual meeting more than 30 days before or more than 60 days after May 6, 2021, in which case stockholder proposals must be received by us not later than the later of the 90th day prior to the date of the 2021 annual meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All stockholder proposals must include the specified information described in our bylaws and follow the procedures outlined in Rule 14a-8 under the Exchange Act.

Proposals and other items of business should be directed to the attention of the General Counsel and Chief Compliance Officer at our principal executive offices, 140 Tower Drive, Burr Ridge, Illinois 60527.

OTHER MATTERS

We know of no other matters to be submitted at the meeting other than those previously mentioned. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

Dated: March 27, 2020

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000450642_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees 01) Andrew Rubenstein 02) Karl Peterson ACCEL ENTERTAINMENT, INC. 140 TOWER DRIVE BURR RIDGE, IL 60527 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/05/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/05/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,
NY 11717. The Board of Directors recommends you vote FOR Proposal 2: For Against Abstain 2. Ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000450642_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10K Wrap are available at www.proxyvote.com . ACCEL ENTERTAINMENT, INC. Annual Meeting of Shareholders May 6, 2020 5 PM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Andrew Rubenstein and Derek Harmer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A-1 Common Stock of ACCEL ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on at 5 PM Central Time 5/6/2020, at 300 South Frontage Road, Burr Ridge, Illinois 60527, and any adjournment or postponement thereof. Due to public health and travel concerns relating to the evolving coronavirus (COVID-19) situation, ACCEL ENTERTAINMENT, INC. may impose additional procedures or limitations on meeting attendees or may decide to hold the stockholder meeting in a different location or solely by means or remote communication, and will announce any such updates on through a press release and on its website. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side